Exhibit 11

              Statement Regarding Computation of Per Share Earnings


     The information required by this Exhibit is set forth under Note 1: "Basic Earnings per Share" on page 12 of the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002, which section is incorporated herein by reference.